Exhibit 99.1

Contacts:
	Semitool, Inc. Larry Viano, CFO and Vice President 406.752.2107	Pfeiffer High Investor Relations, Inc. Geoff High 303.393.7044

Semitool Achieves $65.5 Million in First Quarter Bookings

Company to Present at Eighth Annual Needham Growth Conference

KALISPELL, MT – January 10, 2006 — Semitool, Inc. (Nasdaq: SMTL — News), a leading manufacturer of wafer processing equipment for the semiconductor industry, today announced it achieved $65.5 million in bookings during its first fiscal quarter ended December 31, 2005. Bookings were up 56% versus the $42.0 million reported in the first quarter last year, and exceeded the most recent quarter’s bookings of $65.0 million, which represented the company’s strongest quarterly net bookings performance in five years. The company will present first quarter consolidated financial results in its first quarter earnings release, which will be issued after the market closes on January 26, 2006.

Management will discuss its first quarter bookings performance during a presentation at the Eighth Annual Needham Growth Conference in New York City. The presentation will begin at 11 a.m. Eastern on January 11, 2006. A live webcast of the presentation will be available on Semitool’s website, located at www.semitool.com. A replay of the webcast will be available for 90 days.

About Semitool, Inc.
Semitool designs, manufactures and supports highly engineered, multi-chamber single-wafer and batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company’s primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company’s equipment is used in semiconductor fabrication front-end and back-end processes, including wafer-level packaging.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company’s stock trades on the Nasdaq National Market under the symbol SMTL. For more information, please visit the company’s website at www.semitool.com.

Safe Harbor Statement
This press release states that the Company’s earnings results will be announced on January 26, 2006, at which time the bookings information contained herein will be supplemented with other consolidated financial results for the first quarter of fiscal year 2006, including revenues, gross margins, net income, net income per share, deferred revenue, shipping and total revenue backlog and cash position. In addition, guidance will be provided on estimated financial results for the second quarter of fiscal year 2006, including revenue and earnings per share. Bookings information is not a firm indication of revenue and other financial performance in any future period. The current bookings information is subject to risks and uncertainties that are discussed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2005. Many factors can adversely affect future financial performance, including cancellations and push-backs, unanticipated manufacturing and delivery considerations, customers’ on-site acceptance of our products, unanticipated costs, as well as a number of other risk factors described in our Annual Report on Form 10-K. Our business in general is subject to risks that can cause actual results to differ materially from those anticipated in our forward-looking statements, including, without limitation, demand being adversely affected by the cyclicality in the semiconductor industry, delays in acceptance and payment for shipped tools, the company’s ability to timely deliver and support its products, technological changes that affect our ability to compete, the risks associated with competing on a global basis and possible volatility in key markets such as Asia. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.